Exhibit 10.23

Execution Copy

FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (this “First Amendment”) is made this 1st day of November, 2012 (the “Effective Date”), by and between THE CORPORATE EXECUTIVE BOARD COMPANY (“Sublessor”) and ROSETTA STONE LTD. (“Subtenant”).

RECITALS

A.                                    Sublessor and Subtenant are parties to that certain Sublease Agreement dated October 6, 2008 (the “Original Sublease”), pursuant to which Sublessor leased to Subtenant, and Subtenant leased from Sublessor, approximately 31,281 rentable square feet of office space (the “Original Sublet Premises”) on the seventh (7th) floor of the building located at 1919 N. Lynn Street, Arlington, Virginia (the “Building”).

B.                                    The term of the Original Sublease (the “Original Sublease Term”) expires on December 31, 2013.

C.                                    Sublessor and Subtenant desire to amend the Original Sublease (i) to extend the Original Sublease Term to December 31, 2018, and (ii) to lease to Subtenant approximately 31,281 rentable square feet of additional office space on the sixth (6th) floor of the Building as shown on the attached Exhibit A (the “Expansion Area”) upon and subject to the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

1.                                      Incorporation of Recitals.  The foregoing recitals are hereby incorporated in this First Amendment and made a part hereof by this reference.

2.                                      Definitions.  Except as otherwise specified in this First Amendment, all capitalized terms used in this First Amendment shall have the meanings ascribed to them in the Original Sublease.  As used in this First Amendment and in the Original Sublease, the term “Sublease” shall mean the Original Sublease, as amended by this First Amendment.  As used in this First Amendment and in the Original Sublease, from and after the Expansion Date (hereafter defined), the term “Sublet Premises” shall mean collectively, the Original Sublet Premises and the Expansion Area.

3.                                      Extension of Original Sublease Term.   The Original Sublease Term is hereby extended to December 31, 2018, unless otherwise earlier terminated in accordance with the terms and conditions of the Sublease.  From and after the Effective Date, the term “Sublease Expiration Date” as used herein and in the Original Sublease shall mean December 31, 2018.  As used herein and in the Original Sublease, the term “Sublease Term” shall mean the Original Sublease Term as extended by this First Amendment.  Sublessor hereby leases the Original Sublet Premises to Subtenant, and Subtenant hereby leases the Original Sublet Premises from

Sublessor, for the Sublease Term, subject to all the terms and conditions of the Sublease.  Subtenant shall lease the Original Sublet Premises for the Sublease Term in its “as-is” condition as of the Effective Date and Sublessor shall have no obligation to perform or pay for, any work, improvements or alterations in or to the Original Sublet Premises in connection with this First Amendment or the extension of the Original Sublease Term.

4.                                      Expansion Area.

A.                                    Subject to all the terms and conditions of the Lease, Sublessor hereby leases the Expansion Area to Subtenant, and Subtenant hereby leases the Expansion Area from Sublessor, for a term (the “Expansion Term”) commencing on September 1, 2013, or such later date, as applicable, as the Expansion Area is delivered to Subtenant in the condition required by Section 5 below (the “Expansion Date”) and expiring on the Sublease Expiration Date, unless otherwise earlier terminated in accordance with the terms and conditions of the Sublease, including without limitation the provisions of this Subsection 4.A., below.  Sublessor and Subtenant hereby stipulate and agree that the rentable area for the Expansion Area is 31,281 square feet, and from and after the Expansion Date, the Sublet Premises shall contain 62,562 rentable square feet.  The parties hereto acknowledge that the Expansion Area is currently occupied by Sublessor, and that Sublessor is in the process of negotiating a new lease for space that will accommodate the employees of Sublessor currently occupying the Expansion Area (the “New Lease”).  If the space under the New Lease is not ready for Sublessor’s occupancy or if, for any reason whatsoever, the New Lease is terminated, Subtenant acknowledges that Sublessor shall be delayed in delivering the Expansion Area to Subtenant.  If, for any reason, Sublessor is unable to deliver possession of the Expansion Area to Subtenant on the Expansion Date, Sublessor shall not be liable for any damage caused thereby, nor shall the Sublease or this First Amendment be void or voidable, but rather the commencement of the Expansion Term shall be delayed until, and shall commence upon (and the Expansion Date shall be), the date that possession of the Expansion Area is tendered to Subtenant in the condition required by Section 5, below. Notwithstanding anything contained in this First Amendment or Original Sublease to the contrary, in the event that Sublessor is unable to deliver possession of the Expansion Area to Subtenant on or before December 31, 2013 due to either (i) failure of the new landlord under the New Lease to deliver timely possession of the space under the New Lease to Sublessor or (ii) casualty or condemnation of the space under the New Lease or Expansion Area), Sublessor shall have the right to terminate the Sublease with respect to the Expansion Area only by delivering written notice of such termination to Subtenant at any time from and after December 31, 2013 and prior to the delivery of possession of the Expansion Area by Sublessor to Subtenant, time being of the essence. Further, notwithstanding anything contained in this First Amendment or Original Sublease to the contrary, in the event that Sublessor is unable to deliver possession of the Expansion Area to Subtenant on or before December 31, 2013 for any reason whatsoever, Subtenant shall have the right to terminate the Sublease with respect to the Expansion Area only by delivering written notice of such termination to Sublessor at any time from and after December 31, 2013 and prior to the delivery of possession of the Expansion Area by Sublessor to Subtenant, time being of the essence. Termination of the Sublease with respect to the Expansion Area shall be effective at 6:00 p.m. on the date that is five (5) business days after delivery of the Expansion Area termination notice (the “Expansion Area Termination Date”); provided, however, if Sublessor delivers the Expansion Area prior to the Expansion Area Termination Date, then the termination notice shall itself terminate, all rights to terminate the Sublease with respect to the Expansion Area set forth in this Subsection 4.A. shall be null and void, and the Sublease shall continue in full force and effect, unmodified.  On the Expansion Area Termination Date, all rights and obligations of each of Sublessor and Subtenant with respect to the Expansion Area, including without limitation all references to Expansion Area Walls/Partitions, Expansion Area Systems Furniture and Expansion Area Personal Property, shall terminate (except for those rights and obligations that expressly survive termination of the Sublease with respect to the Expansion Area), and, if Subtenant has accessed the Expansion Area prior to the Expansion Area Termination Date, Subtenant shall vacate and surrender the Expansion Area in the condition required by the Sublease, including, without limitation, Section 15 thereof.  Termination of the Sublease with respect to the Expansion Area shall in no event serve to terminate or modify the Sublease with respect to the Original Sublet Premises, which shall continue in full force and effect as set forth in the Original Sublease as modified by this First Amendment.

B.                                    Reference is made to the form of Declaration of Expansion Date (the “Declaration”) attached hereto as Exhibit C.  After the Expansion Date, Sublessor shall complete the Declaration and deliver the completed Declaration to Subtenant.  Within five (5) business days after Subtenant receives the completed Declaration from Sublessor, Subtenant shall execute and return the Declaration to Sublessor to confirm the Expansion Date.  Failure to execute the Declaration shall not affect the Expansion Date or expiration of the Term.

5.                                      Condition of the Expansion Area; Walls/Partitions; Office Furniture; Supplemental HVAC.

A.                                    Condition of Expansion Area, Generally.  On the Expansion Date, Sublessor shall tender possession of the Expansion Area to Subtenant vacant of occupants, with all mechanical, electrical, and plumbing systems servicing the Expansion Area in good working order and condition as of the Expansion Date, and otherwise in broom-clean condition.  Subtenant has fully inspected the Expansion Area and Subtenant shall accept the Expansion Area in its “as is,” “where is” condition, subject only to (i) the provisions of Section 5.E. hereof and (ii) Sublessor’s obligation to deliver the mechanical, electrical, and plumbing systems servicing the Expansion Area in good working order and condition as of the Expansion Date.  Subtenant acknowledges that, except as specifically set forth in this First Amendment, no representations, statements, or warranties, express or implied, have been made by or on behalf of Sublessor with respect to the condition of the Expansion Area or the Building, and that Sublessor has made no representation, statement or warranty as to the leasing of any personal property, fixtures or equipment in the Expansion Area other than the Expansion Area Walls/Partitions,  Expansion Area Systems Furniture and Expansion Area Personal Property (each as defined in, and as set forth in, subsections B and C, respectively, below).  Sublessor shall have no obligation to undertake or pay for, any improvements or alterations with respect to the Expansion Area.  Subtenant shall accept and take possession of the Expansion Area on the Expansion Date, and the taking of possession of the Expansion Area by Subtenant shall constitute an acknowledgment by Subtenant that Sublessor has delivered the Expansion Area in the condition required by this First Amendment.

B.                                    Expansion Area Systems Furniture and Modular Walls/Partitions. The configuration of the Expansion Area includes modular walls and partitions, approximately as shown on Exhibit B-l, attached hereto, (“Expansion Area Walls/Partitions”) and office systems furniture also shown on Exhibit B-l, attached hereto (“Expansion Area Systems

Furniture”) and in “as is” condition, subject only to Section 5.E., below. Subtenant shall have the right to use the Expansion Area Walls/Partitions and Expansion Area Systems Furniture as part of the Expansion Area at no additional charge, subject to the conditions hereof. Notwithstanding the foregoing, the Expansion Area Walls/Partitions and Expansion Area Systems Furniture shall remain the property of Sublessor at all times during the Sublease Term. Subtenant shall be responsible to keep and maintain the Expansion Area Walls/Partitions and Expansion Area Systems Furniture in good order and condition, reasonable wear and tear excepted, and shall insure the Expansion Area Walls/Partitions and Expansion Area Systems Furniture under the special cause of loss business property insurance required by Section 17.A.(1) of the Prime Lease, naming Sublessor as loss payee under such policy for the Expansion Area Walls/Partitions and Expansion Area Systems Furniture. Subtenant shall have the right to perform modifications in the nature of reconfigurations to the Expansion Area Systems Furniture and Expansion Area Walls/Partitions in order to accommodate its employees in the Sublet Premises, so long as (i) Subtenant provides written notice to Sublessor (including a description of the modifications performed, but without need of plans preparation or approval of same by Sublessor), (ii) Subtenant employs vendors and contractors selected by Subtenant and reasonably approved by Sublessor in connection with the performance of such modifications, and (iii) Subtenant performs such modifications in accordance with the provisions of the Sublease, including Section 7 of the Original Sublease (as modified hereby), (iv) removal and storage of Expansion Area Walls/Partitions and Expansion Area Systems Furniture are performed in accordance with the provisions of Section 7(a)(i) of the Original Sublease (as modified by Section 8.A.(ii) of this First Amendment), and (iv) Subtenant removes and restores any such modifications as set forth in Section 15 of the Original Sublease (as modified by Section 8.B. of this First Amendment).

C.                                    Expansion Area Office Furniture. In consideration for the rents and other promises contained in this Sublease, Sublessor shall lease to Subtenant (and Subtenant shall lease from Sublessor) the furniture and equipment listed on Exhibit B-2 attached hereto (the “Expansion Area Personal Property”) in its “as is, where is” condition, subject only to Section 5.E., below, at no extra cost or expense to Subtenant. At all times during the Sublease Term, Subtenant shall maintain and keep in good order and condition the Expansion Area Personal Property. The Expansion Area Personal Property shall remain in the Sublet Premises upon Sublease termination, and Subtenant shall surrender the Expansion Area Personal Property to Sublessor in the same condition as on the Expansion Date, reasonable wear and tear excepted. Subtenant shall be responsible to insure the Expansion Area Personal Property under the special cause of loss business property insurance required by Section 17.A.(1) of the Prime Lease, naming Sublessor as loss payee under such policy for the Expansion Area Personal Property.

D.                                    Expansion Area Supplemental HVAC.  As of the date of this First Amendment, the Expansion Area contains and/or is served by supplemental HVAC equipment as set forth on Exhibit B-3 (“Expansion Area Sublessor’s HVAC”).  Subtenant shall have the right to use the Expansion Area Sublessor’s HVAC under the terms and conditions hereinafter set forth.  Sublessor reserves the right to reasonably prescribe the amount and level of use for the Expansion Area Sublessor’s HVAC, and Subtenant’s use shall not exceed such levels and amounts at any time.  Sublessor makes no representation or warranty as to the capacity or output of the Expansion Area Sublessor’s HVAC or to its sufficiency to service Subtenant’s particular requirements in the Expansion Area or Sublet Premises, and Subtenant acknowledges that the Expansion Area Sublessor’s HVAC equipment is in its “as is, where is” condition, subject only to Section 5.E., below.  Sublessor shall maintain the Expansion Area Sublessor’s HVAC under the same contracts as the other supplemental

HVAC units in the Building, and Subtenant shall reimburse Sublessor the costs of such maintenance (without markup for profit by Sublessor) from time to time, within thirty (30) days after invoice therefor.  Subtenant shall reimburse Sublessor from time to time, within thirty (30) days after invoice therefor, all costs for use of the Expansion Area Sublessor’s HVAC, including, without limitation, costs for electricity and chilled water or condenser water (including any costs for depreciation charged by Landlord as set forth below) serving the Expansion Area Sublessor’s HVAC. Sublessor shall not be required, under any circumstance, to replace the Expansion Area Sublessor’s HVAC or to perform repairs or maintenance that are not covered by the service contracts.

E.                                     Operational Condition.   Notwithstanding the foregoing provisions respecting the “as is” condition of the Expansion Area Systems Furniture, Expansion Area Modular Walls/Partitions, Expansion Area Personal Property, and Expansion Area Supplemental HVAC, Sublessor will agree to repair any Expansion Area Systems Furniture, Expansion Area Modular Walls/Partitions, Expansion Area Personal Property or Expansion Area Sublessor’s HVAC that are not operational or improperly functioning in a material manner on the Expansion Date, subject to the provisions hereof.  On or about the Expansion Date, but in any event prior to Subtenant’s occupancy or move-in to the Expansion Area, a representative of each of Sublessor and Subtenant shall jointly inspect the Expansion Area to identify material, malfunctioning Expansion Area Systems Furniture, Expansion Area Modular Walls/Partitions, Expansion Area Personal Property or Expansion Area Sublessor’s HVAC units, and shall, each acting in good faith, jointly prepare a list of such items (the “Punch List”).  In no event shall items be added to the Punch List after Subtenant’s move-in or occupancy of the Expansion Area.  It is expressly understood and agreed that the Punch List shall be limited to only those matters that result in the item in general being unusable for its intended purpose, as opposed to aesthetic imperfections or non-material items of repair (e.g., sticky drawers).  Sublessor shall repair or cause to be repaired Punch List items at Sublessor’s sole cost and expense.   Except as may be expressly set forth to the contrary in Subsections 5 A. through D., and except for the Punch List items, each of the Expansion Area, Expansion Area Systems Furniture, Expansion Area Modular Walls/Partitions, Expansion Area Personal Property and Expansion Area Sublessor’s HVAC shall be delivered by Sublessor and accepted by Subtenant in its “as is, where is” condition.

6.                                      Annual Base Subrent.

A.                                              Annual Base Subrent for the Original Sublet Premises.  Commencing on January 1, 2014 (the “Renewal Date”) and continuing thereafter during the Sublease Term, the Annual Base Subrent and Monthly Base Subrent payable by Subtenant with respect to the Original Sublet Premises shall be as follows:

Sublet Term	Annual Base Subrent Per Square Foot	Annual Base Subrent	Monthly Base Subrent
January 1, 2014 to December 31, 2014	$54.00	$1,689,174.00	$140,764.50
January 1, 2015 to December 31, 2015	$55.35	$1,731,403.35	$144,283.61
January 1, 2016 to December 31, 2016	$56.73	$1,774,571.13	$147,880.93
January 1, 2017 to December 31, 2017	$58.15	$1,818,990.15	$151,582.51
January 1, 2018 to December 31, 2018	$59.60	$1,864,347.60	$155,362.30

From the Effective Date until the Renewal Date, Subtenant shall continue to pay Annual Base Subrent and Monthly Base Subrent with respect to the Original Sublet Premises in accordance with the terms and provisions of the Original Sublease.

B.                                              Annual Base Subrent for the Expansion Area.  Commencing on the Expansion Date, Subtenant shall pay, in addition to the Annual Base Subrent payable for the Original Sublet Premises, Annual Base Subrent and Monthly Base Subrent for the Expansion Area as follows:

Sublet Term	Annual Base Subrent Per Square Foot	Annual Base Subrent	Monthly Base Subrent
Expansion Date to December 31, 2014	$54.00	$1,689,174.00	$140,764.50
January 1, 2015 to December 31, 2015	$55.35	$1,731,403.35	$144,283.61
January 1, 2016 to December 31, 2016	$56.73	$1,774,571.13	$147,880.93
January 1, 2017 to December 31, 2017	$58.15	$1,818,990.15	$151,582.51
January 1, 2018 to December 31, 2018	$59.60	$1,864,347.60	$155,362.30

Payment of Annual Base Subrent for the Expansion Area shall be in accordance with the terms and provisions set forth in Section 4 of the Original Sublease applicable to payments of Annual Base Subrent for the Original Sublet Premises.  The term “Base Subrent” shall mean the amount of Base Subrent for both the Original Sublet Premises and Expansion Area.

7.                                      Pass-Through Costs.

A.                                    Effective as of the Renewal Date, the second sentence of Section 4(c) of the Original Sublease shall be deleted and the following shall substitute therefor:  “Subtenant shall pay to Sublessor, as additional rent (“Pass-Through Expense Rental”), (1) Subtenant’s Proportionate Share (hereafter defined) of the amount by which Tenant’s Share of Increased Operating Expenses (as defined in Section 5.C. of the Prime Lease) exceeds Tenant’s Share of Increased Operating Expenses for calendar year 2014, plus (2) Subtenant’s Proportionate Share of the amount by which Tenant’s Share of Increased Real Estate Tax Expenses (as defined in Section 5.C. of the Prime Lease) exceeds Tenant’s Share of Increased Real Estate Tax Expenses for calendar year 2014.”   For the period preceding the Renewal Date, Subtenant’s Pass-Through Expense Rental for the Original Sublet Premises shall be calculated by Sublessor, and paid by Subtenant, in accordance with all the terms and conditions of the Original Sublease.

B.                                    Effective as of the Expansion Date, to reflect the increase in the rentable area of the Sublet Premises, the term “Subtenant’s Proportionate Share” as used in the Sublease shall be amended to mean Ten and 00/100 percent (10.0%).  For clarity, assuming the Expansion Date occurs prior to the Renewal Date, Subtenant shall pay Subtenant’s Proportionate Share (as increased hereby) of Pass-Through Expense Rental from the Expansion Date until the Renewal Date in the same manner as set forth in Section 4(c) of the Sublease.  From January 1, 2014 through then end of calendar year 2014, Subtenant shall not be responsible to pay Pass-Through Expense Rental, and the obligation to pay Pass-Through Expense Rental shall re-commence on January 1, 2015 for the entire Sublet Premises and thereafter throughout the Sublease Term.

8.                                      Amendments.

A.                                    Systems Furniture and Modular Walls/Partitions.

(i)                                     Effective as of the Effective Date, Section 2(b) of the Original Sublease shall be modified by deleting the last sentence of such subsection and substituting the following therefor:

Subtenant shall have the right to perform modifications in the nature of reconfigurations to the Systems Furniture and Walls/Partitions in order to accommodate its employees in the Sublet Premises, so long as (i) Subtenant provides written notice to Sublessor (including a description of the modifications performed, but without need of plans preparation or approval of same by Sublessor), (ii) Subtenant employs vendors and contractors selected by Subtenant and reasonably approved by Sublessor in connection with the performance of such modifications, and (iii) Subtenant performs such modifications in accordance with the provisions of the Sublease, including Section 7 of the Original Sublease (as modified by the First Amendment), (iv) removal and storage of Walls/Partitions and Systems Furniture are performed in accordance with the provisions of Section 7(a)(i) of the Original Sublease (as modified by Section 8.A.(ii) of the First Amendment), and (iv) Subtenant removes and restores any such modifications as set forth in Section 15 of the Original Sublease (as modified by Section 8.B of the First Amendment).

(ii)                                  Effective as of the Effective Date, Section 7(a)(i) of the Original Sublease shall be modified by adding the following language to the end of such subsection:

Notwithstanding anything contained in this Subsection 7(a)(i) to the contrary, (a) Subtenant shall be permitted to make modifications in the nature of reconfigurations to Systems Furniture and Walls/Partitions in accordance with Section 2(b) of the Original Sublease (as modified by Section 8(a)(i) of the First Amendment); (b) Subtenant shall not be required to use contractors, subcontractors or vendors designated by Sublessor in connection with alterations affecting Walls/Partitions or Systems Furniture, but any such proposed contractor, subcontractor or vendor selected by Subtenant shall be subject to Sublessor’s reasonable prior written approval; (b) Subtenant shall use Sublessor’s storage vendors for storage of Walls/Partitions or Systems Furniture, the costs of removal and transport to storage shall be borne by Subtenant, but the costs to store such Walls/Partitions or Systems Furniture shall be borne by Sublessor.

B.                                    Restoration; Surrender.  Section 15 of the Original Sublease is hereby amended by adding the following to the end of such Section:  “Notwithstanding anything contained herein to the contrary, Subtenant shall not be required to restore the Sublet Premises to the original condition immediately prior to (i) the Sublet Commencement Date with respect to the Original Sublet Premises and (ii) the Expansion Date with respect to the Expansion Area, except that all substantial or structural alterations shall be removed and alterations to Walls/Partitions, Expansion Area Walls/Partitions, Systems Furniture, or Expansion Area Systems Furniture configurations in the Sublet Premises that were substantial and resulted in a configuration of the Sublet Premises that is inconsistent with standard, typical office space configurations, as determined by Sublessor in its reasonable discretion, shall be restored or removed.  Subtenant may request Sublessor’s determination of the restoration or removal of Walls/Partitions, Expansion Area Walls/Partitions, Systems Furniture and/or Expansion Area Systems Furniture proposed by Subtenant to be modified in accordance with the provisions of this Sublease, by delivering written request of such determination to Sublessor, accompanied by a set of plans and specifications showing the proposed modifications (including identifying items that will be removed or altered).  Within ten (10) business days following receipt of Subtenant’s written request for Sublessor’s removal and restoration determination (together with the plans and specifications regarding the proposed modification), Sublessor shall notify Subtenant in writing whether Sublessor will require the restoration or removal of the proposed modifications to the Walls/Partitions, Expansion Area Walls/Partitions, Systems Furniture and/or Expansion Area Systems Furniture at the end of the Sublease Term.  Except for only those items that Sublessor has agreed in writing need not be restored or removed as aforesaid following written request for Sublessor’s determination as set forth above, Sublessor shall notify Subtenant of any inconsistencies with standard, typical office space configurations in the Sublet Premises and requirements for restoration of the Walls/Partitions, Expansion Area Walls/Partitions, Systems Furniture and/or Expansion Area Systems Furniture that had been modified by Subtenant, not later than thirty (30) days prior to the expiration of the Sublease Term.  Subtenant shall be responsible for all costs of such required restoration, including costs to transfer Walls/Partitions, Expansion Area Walls/Partitions, Systems Furniture, and Expansion Area Systems Furniture from storage to the Sublet Premises and installation of same pursuant to plans prescribed by Sublessor.

9.                                      Parking.   On the Expansion Date, Sublessor agrees to cause the Garage Operator to offer Subtenant twelve (12) additional parking contracts (the “Additional Parking Spaces”) for unreserved parking spaces subject to, and in accordance with the terms and conditions set forth in Section 18 of the Original Sublease.  Subtenant shall enter into a contract with the Garage Operator within one hundred twenty (120) days after the Expansion Date and Sublessor shall use commercially reasonable efforts to cause the Garage Operator to offer the Additional Parking Spaces to Subtenant at the same cost as Subtenant’s other unreserved parking contracts. If Subtenant fails to execute the monthly parking contracts for the Additional Parking Spaces within said 30-day period, or subsequently relinquishes all or any of such parking contracts, Subtenant shall be deemed to have forfeited its right to such unused or relinquished Additional Parking Spaces and Sublessor shall thereafter have no obligation to provide such Additional Parking Spaces to Subtenant; provided, however, if, after the Expansion Date, Subtenant shall require additional parking contracts (up to the initial 12 Additional Parking Spaces allotted hereby) then Sublessor shall make such contracts available to Subtenant to the extent the same are available.    Except as otherwise expressly set forth in this Section 9, the Additional Parking Spaces shall be provided to Subtenant in accordance with, and Subtenant’s use of the Additional Parking Spaces shall be subject to, the terms and conditions of Section 18 of the Original Sublease.

10.                               Estoppel. Subtenant represents, warrants, and covenants to Sublessor that (a) the Original Sublease is in full force and effect and, except as set forth in this First Amendment, has not been modified, altered, or amended; (b) Sublessor is not required to perform any work or furnish any improvements to the Sublet Premises under the Original Sublease and Sublessor has fulfilled all of its obligations under the Original Sublease as of the date hereof; (c) there are no defaults by Sublessor under the Original Sublease and there is no defense, claim, or right of set-off whatsoever existing for the benefit of Subtenant as of the date hereof to the obligations evidenced by the Sublease, and that Subtenant has waived and relinquished, and is forever estopped to assert, any such defense, claim or set-off; and (d) the amount of the Security Deposit held by Sublessor as of the Effective Date is $351,911.25, which, as of the Effective Date, is in the form of a letter of credit.

11.                               Consent of Landlord.  Sublessor believes that, under the terms of the Prime Lease, this First Amendment is not subject to Landlord’s consent.  Promptly following the execution and delivery of this First Amendment, Sublessor shall deliver the notice to Landlord required by Section 23 of the Prime Lease, identifying the Subtenant, Subtenant’s business, the anticipated Effective Date of this First Amendment and Expansion Date, a certification as to the Monthly Sublet Profit (if any), and, if validly requested by Landlord, providing to Landlord a copy of this First Amendment.  If, for any reason, it is determined that Landlord’s consent is required for this First Amendment, and if such consent is not received within thirty (30) days after Landlord has notified Sublessor of the requirement of Landlord’s approval, then Sublessor shall have the right, by notice to Subtenant, given prior to receipt of Landlord’s consent, to cancel this First Amendment, in which case the Original Sublease shall continue, unmodified, and shall terminate in accordance with its express provisions.  Further, if for any reason, it is determined that Landlord’s consent is required for this First Amendment, any fees and costs due to Landlord pursuant to Section 23.B. of the Prime Lease shall be split evenly between Sublessor and Subtenant.  Sublessor shall promptly deliver a copy of any notice from Landlord regarding Landlord’s consent of this First Amendment.

12.                               Expansion Option.  Section 26 of the Original Sublease (captioned “Expansion Option”) is hereby deleted in its entirety.

13.                               Renewal Option.  Section 27 of the Original Sublease (captioned, “Renewal Option”) is hereby deleted in its entirety.

14.                               Broker.  Sublessor and Subtenant recognize Cushman and Wakefield of Virginia, Inc. and Jones Lang LaSalle Brokerage, Inc. (collectively, the “Brokers”), as the sole brokers with respect to this First Amendment.  Sublessor agrees to be responsible for the payment of any leasing commission owed to the Brokers in accordance with the terms of a separate commission agreement(s) entered into between Sublessor and the Brokers.  Subtenant represents and warrants to Sublessor that, except for Brokers, no broker has been employed in carrying on any negotiations relating to this First Amendment, and Subtenant shall indemnify and hold harmless Sublessor from any claim for a brokerage commission and any other claims, fees and expenses arising from or out of any breach of the foregoing representation and warranty.

15.                               Notices.  Sublessor’s address for Notices set forth in Section 17 of the Original Sublease is hereby amended to be as follows:  CEB, 1919 North Lynn Street, Arlington, Virginia 22209, Attention:  Barron Anschutz, Controller, with a copy to Holland & Knight LLP, 800 17th Street, N.W., Suite 1100, Washington, DC 20006, Attention: Robin F. Gonzales, Esq.

16.                               Successors; Governing Law.  This First Amendment shall be (a) binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and permitted assigns and (b) governed by and construed in accordance with the laws of the Commonwealth of Virginia.

17.                               Ratification; Entire Agreement.  Except as expressly amended by this First Amendment, all terms, conditions and provisions of the Original Sublease are hereby ratified and confirmed. This First Amendment contains and embodies the entire agreement of the parties hereto with respect to the subject matter hereof.  This First Amendment may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by the parties hereto.  In the event of any inconsistencies between the provisions of the Original Sublease and this First Amendment, the provisions of this First Amendment shall control.

18.                               No Offer.  The submission of this First Amendment to Subtenant, does not constitute an offer to amend the Original Sublease.  This First Amendment shall have no force and effect until it is fully executed and delivered by both parties.

19.                               Counterpart Copies.  This First Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this First Amendment.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Sublease Agreement under seal as of the day and year first hereinabove written.

SUBLESSOR:

THE CORPORATE EXECUTIVE BOARD COMPANY

By:	/s/ Richard Lindahl	[Seal]
Name: Richard Lindahl
Title: Chief Financial Officer

SUBTENANT:

ROSETTA STONE LTD.

By:	/s/ Stephen Swad	[Seal]
Name: Stephen Swad
Title: Chief Executive Officer

EXHIBIT A Expansion Space Waterview 1919 North Lynn Street, Arlington, VA 22209 FLOOR 06 Exhibit A

EXHIBIT B-1 6th Floor Walls/Partitons and Systems Furniture Exhibit B-1 Waterview 1919 North Lynn Street Arlington, VA 22209 FLOOR 06 Al Capacity Under Utilized Over Utilized

EXHIBIT B-2 6th Floor Personal Property Conference Rooms Black Mesh Conference Room Chair (CC.1) 50 Propeller Tables in 12-person Conf Room (TT.1) 1 Round Table in 8-Person Conf Room (TC.2) 1 Round Table in 6-Person Conf Room (TC.1) 2 Rectangular Table in 10-Person Conf Room 1 Round Table in Team Room 1 Round Table in EXO Conf Room 1 Privacy and Call Rooms Privacy and Call Chairs (CS.1) 20 Call Room Table (TC.4) 4 Privacy Room Table (CS.1) 2 Modular Workspaces Steelcase Think Chair 167 Wooden Guest Chair 42 Office Overheads 51 Castered Peds 157 2-Shell Office Bookcase 15 2-Drawer Office Lateral File 4 2-Drawer Office/Workstation Box File 169 36-inch Round Table 6 Pantry / Coffee Bar Coffe Bar Stool 3 GE Profile Refrigerator 2 Snack Vending Machine 1 Beverage Vending Machine 1 Exhibit B-2

EXHIBIT B-3 6th Floor Sublessor’s HVAC 1DF Closet containing: (i) Two 4-post racks; (ii) Liebert Mini Mate 1.5 T supplemental cooling Unit AHU-T-6-1, with condensing pump Model number: MMD23CX0000 S/N: 0720N148061 Exhibit B-3

EXHIBIT C

DECLARATION OF EXPANSION DATE

This Declaration of Expansion Date is made as of                                   , 20    , by and between THE CORPORATE EXECUTIVE BOARD COMPANY (“Sublessor”),  and ROSETTA STONE LTD. (“Subtenant”), who agree as follows:

1.                                      Sublessor and Subtenant entered into that certain Sublease Agreement dated October 6, 2008 (the “Original Sublease”), in which Sublessor subleased to Subtenant, and Subtenant subleased from Sublessor, certain subleased premises described therein and located at 1919 N. Lynn Street, Arlington, Virginia.  Sublessor and Subtenant have entered into that certain First Amendment to Sublease Agreement dated                         , 2012, (the “Amendment”), which, among other things, added Expansion Area to the Sublet Premises, extended the Sublease Term, and made certain other modifications, all in accordance with the provisions thereof.  All capitalized terms herein are as defined in the Amendment.

2.                                      Pursuant to the Amendment, Sublessor and Subtenant agreed to and do hereby confirm the “Expansion Date” is                   , 20    .

3.                                      Subtenant confirms that:

a.                                      it has accepted possession of the Expansion Area as provided in the Amendment as of the Expansion Date.

b.                                      Sublessor is not required to perform any work or furnish any improvements to the Expansion Area under the Amendment;

c.                                       Sublessor has fulfilled all of its obligations under the Sublease as of the date hereof;

d.                                      the Sublease is in full force and effect and has not been modified, altered, or amended, except as follows:                                                                      ; and

e.                                       there are no set-offs or credits against Annual Base Subrent, and no Security Deposit or prepaid Subrent has been paid except as provided by the Sublease.

[signatures appear on the following page]

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The provisions of this Declaration of Expansion Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, subject to the restrictions on assignment and subleasing contained in the Sublease, and are hereby attached to and made a part of the Sublease.

SUBLESSOR:

THE CORPORATE EXECUTIVE BOARD COMPANY

By:	/s/ Richard Lindahl		[Seal]
	Name:	Richard Lindahl
	Title:	Chief Financial Officer

SUBTENANT:

ROSETTA STONE LTD

By:	/s/ Stephen Swad		[Seal]
	Name:	Stephen Swad
	Title:	Chief Executive Officer

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